UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Zimmer Holdings, Inc. (“Zimmer”) reported that on March 17, 2015, LVB Acquisition, Inc. (“LVB”), the parent company of Biomet, Inc. (“Biomet”), filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”). Zimmer, its subsidiary, Owl Merger Sub, Inc. (“Owl Merger Sub”), and LVB are parties to a merger agreement, pursuant to which Owl Merger Sub will merge with and into LVB, with LVB continuing as the surviving corporation, and LVB and Biomet will become Zimmer’s indirect wholly-owned subsidiaries. LVB’s Form 8-K contained the following disclosure:

“As previously disclosed, on March 26, 2012, Biomet, Inc., or Biomet, entered into a Deferred Prosecution Agreement, or DPA, with the Department of Justice, or DOJ, and a Consent to Final Judgment, or Consent, with the Securities and Exchange Commission, or SEC, regarding an investigation regarding possible violations of the Foreign Corrupt Practices Act. Pursuant to the DPA, the DOJ agreed to defer prosecution of Biomet in connection with those matters, provided that Biomet satisfies its obligations under the DPA over the term of the DPA. The DPA had a three-year term and provided that it could be extended in the sole discretion of the DOJ for an additional year. Pursuant to the Consent, Biomet consented to the entry of a Final Judgment which, among other things, permanently enjoined Biomet from violating the provisions of the Foreign Corrupt Practices Act. In addition, pursuant to the terms of the DPA, an independent external compliance monitor was appointed to review Biomet’s compliance with the DPA, particularly in relation to Biomet’s international sales practices. The Consent Biomet entered into with the SEC mirrors the DPA’s provisions with respect to the compliance monitor.

As further disclosed, in October 2013, Biomet became aware of certain alleged improprieties regarding its operations in Brazil and Mexico, including alleged improprieties that predated the entry of the DPA. Biomet retained counsel and other experts to investigate both matters. Based on the results of the ongoing investigations, Biomet has terminated, suspended or otherwise disciplined certain of the employees and executives involved in these matters, and has taken certain other remedial measures. Additionally, pursuant to the terms of the DPA, in April 2014 and thereafter, Biomet disclosed these matters to and discussed these matters with the independent compliance monitor and the DOJ and SEC. On July 2, 2014, the SEC issued a subpoena to Biomet requiring that Biomet produce certain documents relating to such matters. These matters remain under investigation by the DOJ.

On March 13, 2015, the DOJ informed Biomet that the DPA and the independent compliance monitor’s appointment have been extended for an additional year.

Pursuant to the DPA, the DOJ has sole discretion to determine whether conduct by Biomet constitutes a violation or breach of the DPA. The DOJ has informed Biomet that it retains its rights under the DPA to bring further action against Biomet relating to the conduct in Brazil and Mexico disclosed in 2014 or the violations set forth in the DPA. The DOJ could, among other things, revoke the DPA or prosecute Biomet and/or the involved employees and executives. Biomet continues to cooperate with the SEC and DOJ and expects that discussions with the SEC and the DOJ will continue.”

Additional Information and Where to Find It

Zimmer filed with the SEC, and the SEC declared effective on September 29, 2014, a registration statement on Form S-4 that includes a consent solicitation statement of LVB that also constitutes a prospectus of Zimmer. INVESTORS AND SECURITYHOLDERS OF LVB ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER FILINGS MADE WITH THE SEC IN CONNECTION WITH THE MERGER CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The registration statement and consent solicitation statement/prospectus and other documents filed by Zimmer with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. You may also read and copy any reports, statements and other information filed by Zimmer, LVB and Biomet with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room. Certain executive officers and directors of LVB have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 18, 2015

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel
and Secretary